Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES CERTAIN PRELIMINARY FOURTH QUARTER 2020 FINANCIAL ESTIMATES

SANTA MONICA, Calif., January 25, 2021 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced certain preliminary financial estimates for the fourth quarter ended December 31, 2020.

Set forth below are certain preliminary financial estimates for the quarter ended December 31, 2020. The following estimates are not a comprehensive statement of our financial condition or results for the three-month period ended December 31, 2020. These estimates are preliminary and unaudited and are subject to change. We advise you that our actual results that will be reflected in the Company’s financial statements for the year ended December 31, 2020 when they are released may differ materially from these estimates (which are based solely on determinations for such period made prior to date hereof) as a result of the completion of our financial closing procedures, final adjustments and other developments, including changes in the businesses to whom we have made loans, which may arise between now and the time that our financial results for the three month period ended December 31, 2020 are finalized. These estimates have not been reviewed and approved by the Company’s Board of Directors or its Audit Committee and were prepared by the Company’s management in connection with preparation of its financial statements.

BlackRock TCP Capital Corp. Preliminary Financial Estimates
		Estimated Range Per Share Three Months Ended December 31, 2020
Net investment income	$ 0.34	$ 0.35

Net asset value, September 30, 2020	$12.71	$12.71
Net investment income	0.34	0.35
Net realized and unrealized gains	0.47	0.49
Net increase in net assets	0.81	0.84
Dividends paid	(0.30)	(0.30)
Net asset value, December 31, 2020	$13.22	$13.25
Increase in net asset value	4.0%	4.2%

		Estimated As of December 31, 2020
Regulatory leverage		.94x
Gross leverage		1.12x
Non-accrual loans as a % of total portfolio, at fair value		0.5%
Non-accrual loans as a % of total portfolio, at cost		1.2%

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday, February 25, 2021 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 9091365 when prompted. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 4, 2021. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 9091365.

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual financial results could differ materially from those projected in this press release due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in this press release are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2019, the “Risks” section of the Company’s prospectus dated August 16, 2019 and its prospectus supplement dated September 25, 2020, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com